UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event
reported): May 19, 2008
GRAPHIC PACKAGING HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	333-145849	26-0405422

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
814 Livingston Court
Marietta, Georgia 30067
(Address of principal executive offices)
(Zip Code)
(770) 644-3000
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.
     On May 19, 2008, the Audit Committee of the Board of Directors of Graphic Packaging Holding Company (the “Company”) approved the appointment of Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm (“Auditors”) for the fiscal year ending December 31, 2008 and dismissed PricewaterhouseCoopers LLP (“PWC”).
     PWC’s reports on the Company’s consolidated financial statements as of December 31, 2007 and 2006 and for the years then ended did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.
     In connection with the audits of the Company’s financial statements for each of the two most recent fiscal years ended December 31, 2007 and 2006 and through May 19, 2008, there were no disagreements between the Company and PWC on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to PWC’s satisfaction would have caused PWC to make reference to the matter in its reports. During the two most recent fiscal years and through May 19, 2008, there have been no reportable events as defined in Regulation S-K, Item 304(a)(1)(v).
     The Company has provided PWC with a copy of the disclosures above and requested that PWC furnish the Securities and Exchange Commission with a letter stating whether or not it agrees with such disclosure. A copy of PWC’s letter to the Securities and Exchange Commission dated as of May 23, 2008 is filed as Exhibit 16.1 to this Current Report on Form 8-K.
     During the Company’s two most recent fiscal years ended December 31, 2007 and 2006, and through May 19, 2008, the Company did not consult with E&Y regarding any of the matters or events set forth in Regulation S-K, Item 304(a)(2)(i) or (ii).
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
Exhibits

Exhibit Number	Description
16.1	Letter dated May 23, 2008 from PricewaterhouseCoopers LLP.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAPHIC PACKAGING HOLDING COMPANY (Registrant)
Date: May 23, 2008	By:	/s/ Stephen A. Hellrung
Stephen A. Hellrung
Senior Vice President, General Counsel and Secretary